Exhibit (c)(9) Presentation to the Special Committee of Directors Project Anchor October 5, 2022 STRICTLY PRIVATE AND CONFIDENTIAL

Table of Contents Section 1 Public Market Perspectives 4 Section 2 Financial Overview 10 Section 3 Preliminary Valuation Overview 19 Appendix Supplemental Preliminary Valuation Materials 30 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 2

Morgan Stanley

Preliminary Overview of Consortium Proposal

- US$15.50 / share offer price based on Consortium proposal received on September 26, 2022

	EBITDA	
	Consensus	Management
2022	1,114	1,098
2023	1,236	1,416

$MM, unless otherwise stated

	Unaffected Share Price (as of Aug 4, 2022)	Current Share Price (as of Sep 30, 2022)	Aug 4, 2022 Consortium Proposal	Sept 26, 2022 Consortium Proposal
Share / Offer Price	$11.57	$13.90	$14.45	$15.50
% Prem. (Disc.) to Unaffected Price (8/4/22)	--	20.1%	24.9%	34.0%
% Prem. (Disc.) to 30-day VWAP [1]	6.6%	28.1%	33.2%	42.8%
% Prem. (Disc.) to 90-day VWAP [1]	(7.6%)	11.0%	15.4%	23.8%
% Prem. (Disc.) to 52 Week High of $16.32 [1][2]	(29.1%)	(14.8%)	(11.5%)	(5.0%)
FDSO [3]	286	287	287	287
Implied Equity Value	**$3,311**	**$3,986**	**$4,147**	**$4,455**
(-) Cash [4]	(401)	(401)	(401)	(401)
(+) Total Debt (Excl. Operating Leases) [4]	5,714	5,714	5,714	5,714
Net Debt	**$5,314**	**$5,314**	**$5,314**	**$5,314**
(+) Preferred Equity [4]	803	803	803	803
Implied Aggregate Value	**$9,428**	**$10,102**	**$10,264**	**$10,572**
AV / EBITDA				
LTM Adjusted EBITDA of $1,162MM	8.1x	8.7x	8.8x	9.1x
2022E Consensus EBITDA of $1,114MM [5]	8.5x	9.1x	9.2x	9.5x
2023E Consensus EBITDA of $1,236MM [5]	7.6x	8.2x	8.3x	8.6x

Source: Company Filings, Management Forecast Update as of September 28, 2022, Capital IQ as of September 30, 2022, Bloomberg

Notes:
1. Based on market data as of unaffected date (August 4, 2022)
2. Based on 52-week closing price range
3. Includes 282MM basic shares outstanding, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on October 3, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
4. Cash, total debt and preferred equity balances as of June 30, 2022, per Company filings
5. Per Capital IQ as of September 30, 2022

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STRICTLY PRIVATE AND CONFIDENTIAL
3

SECTION 1 Public Market Perspectives 4

Morgan Stanley

Share Price Performance Over Time

Anchor's Share Price Performance Over Time

US$ / Share; As of August 4, 2017; 5 Years Prior to Unaffected Date

	$ Amount	Offer Premium / (Discount)[2]
Unaffected Share Price	$11.57	34.0%
30-Day VWAP[1]	$10.85	42.8%
90-Day VWAP[1]	$12.52	23.8%
52-Week High[1]	$16.32	(5.0%)



$24.00
$21.00
$18.00
$15.00
$12.00
$9.00
$6.93
$6.00
$3.00
$0.00
MM
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
1/8/2018 Bing Chen appointed as President and CEO, and given a board seat
3/14/2018 Seaspan acquires GCI
5/31/2018 Seaspan announces additional Fairfax Financial investment
5/16/2019 Seaspan announces closing of $1Bn portfolio financing program
11/21/2019 Seaspan announces definitive bid to acquire APR Energy for $750MM
2/28/2020 Seaspan closes acquisition of APR Energy and rebrands as Anchor
1/11/2021 Graham Talbot appointed as CFO after prior CFO resigns
3/23/2021 Anchor signals to public its intention to seek further acquisition opportunities
9/1/2021 Seaspan announces order option for five 7,000 dual-fuel LNG newbuild vessels
3/30/2022 Fairfax notifies Anchor of its intention to exercise warrants to purchase 25MM shares
9/26/2022 Consortium raises offer from $14.45 to $15.50
8/4/2022 A consortium formed by Fairfax, the Washington Family, David Sokol, and Ocean Network Express announces bid for remaining 32% common stake in Anchor not owned by consortium members
Consortium Revised Offer: $15.50
Today: $13.90, +101%(3)
Unaffected(1): $11.57, +67%(3)
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Sep-22
Anchor
Volume
Key Development
Earnings Beat
Earnings Miss

Source: Capital IQ, Bloomberg as of September 30, 2022

Notes:
1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement; VWAPs represent the number of trading days prior to the unaffected date; 52-week high falls within the 52 week period ending August 4, 2022
2. Based on Consortium offer price of $15.50
3. Performance since August 4, 2017

PROJECT ANCHOR
STRICTLY PRIVATE AND CONFIDENTIAL
5

Anchor Share Price Trading Ranges Anchor YTD Daily VWAP as of August 4, 2022 • Anchor has traded in Observations Count: 148 excess of the $15.50 revised Consortium offer price approximately 5% of 24.3% 25.0% the time YTD 20.0% 18.2% 16.2% 15.0% 12.8% 12.2% 10.8% 10.0% 5.4% 5.0% 0.0% Under $11.00- $12.00- $13.00- $14.00- $14.99- Over $11.00 $11.99 $12.99 $13.99 $14.99 $15.50 $15.50 Above Consortium Offer PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 6

Anchor’s Share Price Performance vs. Select Peers (1) Performance Over Time Anchor Share Price Performance vs. Select Peers and the S&P 500 1-Year 3-Year 5-Year Indexed to 100 as of August 4, 2017; 5 Years Prior to Unaffected Date MM Anchor (12%) 20% 67% (2) 300.0 16.0 10% 153% 86% Cont. Lessors (3) 5% 66% 53% Other Lessors S&P 500 (6%) 42% 68% 14.0 250.0 12.0 Today: (4) 200.0 $13.90, +101% 10.0 (1) Unaffected : (4) $11.57, +67% 150.0 8.0 6.0 100.0 $6.93 4.0 50.0 2.0 0.0 0.0 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 Sep-22 (1) (2) Anchor Volume Containership Lessors Other Lessors S&P 500 Source: Capital IQ as of September 30, 2022 Notes: 1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement 2. Containership lessors include Costamare, Danaos, Global Ship Lease and SFL Corporation 3. Other lessors include GATX, AerCap, Triton, and Textainer 4. Performance since August 4, 2017 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 7

Share Price Performance of Container Lessor Peers Performance Since The Unaffected Date Indexed to 100 as of August 4, 2022 140 130 $13.90 120 20.1% 110 $11.57 100 (6.9%) 90 (17.1%) (17.3%) 80 (20.3%) (24.1%) 70 04-Aug 09-Aug 14-Aug 19-Aug 24-Aug 29-Aug 03-Sep 08-Sep 13-Sep 18-Sep 23-Sep 28-Sep 30-Sep Anchor Costamare Danaos Global Ship Lease SFL Corporation Container Lessor Average Source: Capital IQ as of September 30, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 8

Morgan Stanley

Anchor Broker Price Targets

Recent Broker Price Targets

Per Bloomberg

	Prior to Unaffected Date - Per Bloomberg as of 8/3[1]					Today - Per Bloomberg as of 9/30[2]				
Broker	**Date**	**Rec**	**Broker Target Price ($)**	**Prem/(Disc) to Current (%)[3]**	**Prem/(Disc) to Unaffected (%)[3]**	**Date**	**Rec**	**Broker Target Price ($)**	**Prem/(Disc) to Current (%)[3]**	**Prem/(Disc) to Unaffected (%)[3]**
Broker 1	2/8/2022	Buy	$21.00	51.1%	81.5%	2/8/2022	Buy	$21.00	51.1%	81.5%
Broker 2	2/17/2022	Buy	$20.00	43.9%	72.9%	2/17/2022	Buy	$20.00	43.9%	72.9%
Broker 3	7/19/2022	Buy	$20.00	43.9%	72.9%	8/10/2022	Buy	$18.00	29.5%	55.6%
Broker 4	5/12/2022	Buy	$17.00	22.3%	46.9%	8/10/2022	Hold	$14.45	4.0%	24.9%
Broker 5	7/18/2022	Hold	$10.50	(24.5%)	(9.2%)	8/10/2022	Hold	$15.50	11.5%	34.0%
Broker 6	5/12/2022	Hold	$16.00	15.1%	38.3%					
Broker Target Price Median			**$18.50**	**33.1%**	**59.9%**			**$18.00**	**29.5%**	**55.6%**
Broker Target Price Mean			**$17.42**	**25.3%**	**50.5%**			**$17.79**	**28.0%**	**53.8%**
Target Prices Median Post Consortium Offer[4]								**$15.50**	**11.5%**	**34.0%**
Target Prices Mean Post Consortium Offer[4]								**$15.98**	**15.0%**	**38.1%**

Recent Broker Commentary

- Continually encouraged by management's ability to build a highly contracted business model
- Recognize Anchor's young asset fleet and ongoing optimization efforts
- Concerns over further deterioration in the market and the sustainability of elevated spot market activities

Evolution of Broker Recommendations for Anchor[5]


$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
15.20
11.82
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug
Buy
Hold
Sell
Share Price ($ / sh.)
12M Target Price[6] ($ / sh.)

Source: Bloomberg

Notes:
1. Included broker data as of August 3, 2022 as some brokers published updates on August 4, 2022 following Consortium's offer. As of August 3, 2022, 6 out of 8 broker target prices were available in Bloomberg
2. As of September 30, 2022, 5 out of 7 broker target prices were available in Bloomberg and 2 other brokers' target prices were not available
3. Current share price of $13.90, based on market data as of September 30, 2022; Unaffected share price of $11.57, based on market data as of August 4, 2022
4. Reflects mean and median target prices of brokers who provide a 12-month price target dated after the August 4, 2022 proposed transaction offer by the Consortium
5. Reflects broker data as of August 3, 2022
6. Reflects average of brokers' 12M target price made available as of August 3, 2022

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

9

SECTION 2 Financial Overview 10

Morgan Stanley

Key Forecast Assumptions | Seaspan Model (Management Case)

Vessel Useful Life
- 25 years for conventional ships
- 30 years for LNG ships

Rates[1]
- Industry charter rate curve at 15% discount for existing fleet and newbuild fleet; curve inflated by quarterly inflation beginning in Q2 2024
- Industry charter rate curve at 22% discount for replacement fleet 12k TEU vessels
- Assumes IHS global inflation forecasts from 2022-2037 (average inflation of 2.7% through period)
- 25% premium applied to industry charter rates for LNG dual-fuel vessels

Replacement Fleet
- Assumes 12k TEU vessel class are purchased to grow tonnage by global real GDP growth starting in 2026 through 2035
- Assumes following IHS global real GDP growth rates:

Year	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Growth %	3.0%	2.9%	2.8%	2.8%	2.8%	2.7%	2.7%	2.6%	2.6%	2.6%	2.5%	2.5%

Utilization Rate
- Contracted utilization: 98.9%
- Spot utilization: 98.9%

Residual Value
- $/LWT = $350 in 2021, inflated thereafter
- Assumes purchase obligations and options exercised by charterer; all other vessels scrapped

SG&A
- 2022 ship G&A budget inflation inflated through 2024; grown at 1.1% of revenue thereafter
- Q4 2022 budget Corp G&A inflated by quarterly inflation thereafter

Working Capital
- Days' sales outstanding: 7 days
- Prepaid expenses: 35 days
- Lease receivables: 3 days
- Days' payable outstanding: 85 days
- Other long-term liabilities: 17 days
- Deferred revenue liability: 5 days

Capex Assumptions
- Drydocking capex every five years (four times per lifetime)
- Newbuild capex: purchase prices based on set contracts in place for 74 newbuild ships

Taxes
- 0% effective tax rate

Depreciation
- Straight-line depreciation; 5-year useful life for drydocking depreciation

Overview of Model Updates
- Four 7,700 TEU Dual-Fuel LNG vessels removed from August Management Forecast
- Acceleration of delivery date of ONE Freedom to October 12, 2022
- Updated charter rates

Source: Management Forecast Update as of September 28, 2022

Notes

1. Charter Rate data provided by Company Management as of September 28, 2022

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Morgan Stanley

Financial Summary | Seaspan Segment

Management Forecast as of September 2022

Revenue

$MM


% Growth:
NA 19% 4% 16% 27% 8% (4%) (1%) 1% 4% 2% 4% 4% 4% 2% 3% 4% 3%
1,223 1,460 1,524 1,774 2,253 2,441 2,346 2,330 2,361 2,460 2,517 2,614 2,707 2,814 2,875 2,969 3,076 3,178
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

EBITDA [1]

$MM


% Margin:
65% 67% 69% 73% 78% 79% 78% 77% 76% 76% 76% 75% 76% 75% 75% 76% 77% 76%
796 978 1,056 1,292 1,759 1,921 1,829 1,790 1,795 1,867 1,901 1,971 2,045 2,122 2,170 2,256 2,357 2,422
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

Capex

$MM


% Margin:
69% 115% 122% 155% 97% 20% 31% 30% 32% 33% 39% 35% 44% 37% 48% 60% 59% 28%
848 1,679 1,859 2,756 2,181 493 720 698 752 807 987 913 1,196 1,034 1,376 1,772 1,821 880
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

Source: Management Forecast Update as of September 28, 2022. Please refer to page 16 for additional information

Notes:

1. EBITDA is burdened by operating lease expenses

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Morgan Stanley

Comparison of Recontracting Rates

Change in Rate Forecast Since 8/30/2022

	2,500 TEU Rate / Day			4,500 TEU Rate / Day			10,000 TEU Rate / Day			12,000 TEU Rate / Day		
	Old Rate [1]	New Rate [2]	Change / % Change	Old Rate [1]	New Rate [2]	Change / % Change	Old Rate [1]	New Rate [2]	Change / % Change	Old Rate [1]	New Rate [2]	Change / % Change
3Q 2022	74.5	68.3	(6.2) (8.3%)	102.0	94.1	(7.9) (7.8%)	155.4	165.4	10.0 6.4%	154.1	163.0	8.9 5.8%
4Q 2022	57.5	33.7	(23.7) (41.3%)	78.7	41.6	(37.1) (47.2%)	123.8	122.0	(1.8) (1.5%)	122.4	120.4	(2.0) (1.6%)
1H 2023	40.1	29.4	(10.7) (26.6%)	51.6	35.6	(16.1) (31.1%)	89.7	96.2	6.5 7.2%	84.3	92.8	8.5 10.1%
2H 2023	34.0	26.4	(7.6) (22.3%)	43.4	31.9	(11.4) (26.4%)	89.7	80.1	(9.6) (10.7%)	84.3	74.1	(10.2) (12.1%)
1H 2024	15.4	15.6	0.2 1.1%	20.4	20.7	0.2 1.1%	46.2	47.3	1.1 2.4%	42.4	43.2	0.8 1.9%
2H 2024	13.6	13.9	0.3 2.5%	17.9	18.4	0.4 2.5%	46.7	47.8	1.1 2.4%	42.8	43.6	0.8 1.9%
2025	13.8	14.2	0.4 2.5%	18.3	18.7	0.5 2.5%	47.6	48.7	1.1 2.4%	43.7	44.5	0.8 1.9%
2026	14.2	14.5	0.4 2.5%	18.7	19.2	0.5 2.5%	48.8	50.0	1.2 2.4%	44.8	45.6	0.8 1.9%
2027	14.5	14.9	0.4 2.5%	19.2	19.7	0.5 2.5%	50.1	51.3	1.2 2.4%	46.0	46.8	0.9 1.9%

Notes:
1. Old rate based on Management Forecast as of August 30, 2022; New rate based on Management Forecast Update as of September 28, 2022

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13

Utilization Rate Benchmarking (1) Seaspan Utilization Rate vs. Select Peers Utilization Rate (%); Since Q1 2013 100% 99.9% 99.4% 98.3% 98% 96% 95.5% 94% 92% 90% 88% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 '13 '13 '13 '13 '14 '14 '14 '14 '15 '15 '15 '15 '16 '16 '16 '16 '17 '17 '17 '17 '18 '18 '18 '18 '19 '19 '19 '19 '20 '20 '20 '20 '21 '21 '21 '21 '22 '22 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Global Ship Lease Seaspan Costamare Danaos Seaspan Yearly Utilization Rate 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD Seaspan Average Yearly 98.0% 99.0% 98.5% 96.0% 95.7% 97.9% 98.9% 98.4% 98.7% 98.4% Utilization Rate Source: Company Filings Notes: 1. Costamare data available on an annual basis through 2021, and averages were implied on a quarterly basis. No public data available for SFL. Latest publicly available data as of September 30, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 14

Projected Seaspan Revenue and Revenue Less Opex Breakdown Over the Forecast Period (1) Revenue Breakdown $MM per year 3,076 3,178 2,969 2,875 2,814 2,707 2,614 2,517 2,460 2,441 2,346 2,361 2,330 2,253 806 989 1,208 584 678 463 373 272 201 65 343 133 1,774 41 606 1,524 859 11 1,095 1,260 1,331 1,385 1,468 1,491 1,519 1,675 1,800 2,212 1,781 2,098 1,763 1,740 1,524 1,406 1,133 1,000 914 855 775 738 678 488 287 189 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Existing and Newbuild Fleet – Contracted Existing and Newbuild Fleet – Spot Growth Fleet - Spot Relative Split Existing and Newbuild 100% 99% 98% 86% 74% 60% 48% 41% 36% 33% 29% 26% 24% 16% 9% 6% Fleet – Contracted Existing and Newbuild 0% 1% 2% 14% 26% 37% 46% 51% 53% 53% 54% 53% 53% 56% 59% 56% Fleet – Spot Replacement Fleet - 0% 0% 0% 0% 0% 3% 6% 8% 11% 14% 17% 21% 24% 27% 32% 38% Spot (1) Revenue Less OpEx Breakdown $MM per year 2,527 2,460 2,356 2,267 2,216 2,137 2,060 2,014 1,988 1,952 1,889 1,908 1,870 1,876 761 932 621 453 523 360 246 212 291 29 158 52 104 1,482 443 1,259 634 8 817 949 1,012 1,057 1,129 1,148 1,175 1,319 1,432 1,860 1,768 1,406 1,473 1,465 1,259 1,184 955 845 763 712 647 615 569 416 267 189 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Existing and Newbuild Fleet – Contracted Existing and Newbuild Fleet – Spot Growth Fleet - Spot Relative Split Existing and Newbuild 100% 99% 98% 88% 77% 63% 51% 43% 38% 35% 30% 28% 25% 18% 11% 7% Fleet – Contracted Existing and Newbuild 0% 1% 2% 12% 23% 34% 44% 49% 51% 51% 53% 52% 52% 56% 58% 56% Fleet – Spot Replacement Fleet – 0% 0% 0% 0% 0% 3% 6% 8% 11% 14% 17% 20% 23% 26% 31% 37% Spot Source: Management Forecast Update as of September 28, 2022 Notes 1. Revenue less OpEx does not include the impact of dry-docking expenses PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 15

Overview of Changes to Management Base Case for Seaspan (1) Change in Charter Rate Forecast 2,500 TEU 4,500 TEU 10,000 TEU 12,000 TEU Long- Term 20.0% Increase 10.0% +2.5% +2.5% 0.0% +2.4% +1.9% (10.0%) (20.0%) (30.0%) (40.0%) (50.0%) 2023 2025 2027 2029 2031 2033 2035 2037 (1) Impact to Financials $MM, December Year End Q3 - Q4 2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E FY2037E Terminal Original Base Case Revenue 772 1,773 2,271 2,486 2,385 2,360 2,420 2,514 2,566 2,659 2,748 2,850 2,909 2,995 3,070 3,162 3,162 % Growth N.A. 16% 22% 9% (4%) (1%) 3% 4% 2% 3% 3% 4% 2% 3% 2% 3% EBITDA 538 1,292 1,776 1,966 1,867 1,820 1,854 1,921 1,951 2,016 2,086 2,158 2,205 2,283 2,352 2,407 2,407 % Margin 70% 73% 78% 79% 78% 77% 77% 76% 76% 76% 76% 76% 76% 76% 77% 76% 76% Capital Expenditures (1,311) (2,801) (2,498) (493) (720) (696) (754) (807) (987) (913) (1,194) (1,036) (1,376) (1,772) (1,821) (878) (1,500) Unlevered FCF (772) (1,505) (713) 1,479 1,157 1,141 1,104 1,133 988 1,146 949 1,161 890 698 751 1,693 907 Updated Base Case Revenue 772 1,774 2,253 2,441 2,346 2,330 2,361 2,460 2,517 2,614 2,707 2,814 2,875 2,969 3,076 3,178 3,178 % Growth N.A. 16% 21% 8% (4%) (1%) 1% 4% 2% 4% 3% 4% 2% 3% 3% 3% EBITDA 538 1,292 1,759 1,921 1,829 1,790 1,795 1,867 1,901 1,971 2,045 2,122 2,170 2,256 2,357 2,422 2,422 % Margin 70% 73% 78% 79% 78% 77% 76% 76% 76% 75% 76% 75% 75% 76% 77% 76% 76% Capital Expenditures (1,265) (2,756) (2,181) (493) (720) (698) (752) (807) (987) (913) (1,196) (1,034) (1,376) (1,772) (1,821) (880) (1,500) Unlevered FCF (727) (1,460) (413) 1,434 1,118 1,109 1,047 1,079 939 1,100 906 1,126 856 671 757 1,706 922 (+/-) Changes from Original Base Case Revenue -- 1 (17) (45) (39) (30) (60) (53) (49) (45) (41) (36) (34) (26) 6 16 16 EBITDA -- (0) (17) (45) (39) (30) (60) (53) (49) (45) (41) (37) (34) (27) 6 15 15 Capital Expenditures (45) (45) (317) -- -- 2 (2) -- -- -- 2 (2) -- -- -- 2 -- Unlevered FCF 45 45 300 (45) (39) (32) (57) (54) (50) (45) (43) (35) (34) (27) 5 12 15 Source: Management Forecasts Notes: 1. Original base case based on Management Forecast as of August 16, 2022; Updated base case based on Management Forecast Update as of September 28, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 16

Morgan Stanley

Key Forecast Assumptions | APR Model (Management Case)

Fleet

- 30 existing units
- New fleet of 13 units fully online by 2024
  - Assumes 62% deployment in 2023 with 100% thereafter
- Average price per month of $600K and contract length of 24 months

New Fleet Deployment

New Fleet Deployment	2022	2023	2024	2025	2026
Spend Profile	-	61.5%	38.5%	-	-
Active New Turbines	-	8	5	-	-
In-Service Date	-	1/1/2023	4/1/2024	-	-
% of Year	-	100%	75%	100%	100%

Utilization / Mobilization

- 75% projected utilization
- Average of 2 mobilization for existing fleet and 1 mobilization for new fleet
  - 4 units per mobilization for existing and new fleet
- Between February 2022 and May 2022, 14 out of 30 units were decommissioned out of Argentina

Costs

- Annual G&A expense of $47MM through forecast period; includes ~$5MM of allocated G&A expense due to shared services
- Average operating lease expense of $3MM for existing fleet and $1.5MM for new fleet per annum
- Average mobilization cost per unit of $1.6MM for new and existing fleet; average demobilization cost per unit of $1.6MM for new and existing fleet

Capital Requirements

- 455MW required for new fleet at cost of $485K per MW
- Proceeds from diesel sale of $11MM in 2023

Source: Management Forecast as of August 30, 2022

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

17

Financial Summary | APR Segment Management Forecast as of August 2022 Revenue $MM % Growth: NA (6%) (42%) 90% 10% 3% 0% 232 232 225 205 198 186 108 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) EBITDA $MM % Margin: 64% 73% 39% 60% 62% 63% 63% 146 146 141 136 127 123 42 2020A 2021A 2022E 2023E 2024E 2025E 2026E Capex $MM % Margin: 9% 16% 20% 77% 50% 12% 12% 157 112 30 29 29 22 18 2020A 2021A 2022E 2023E 2024E 2025E 2026E Source: Management Forecast as of August 30, 2022 Notes: 1. EBITDA is burdened by operating lease expenses PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 18

SECTION 3 Preliminary Valuation Overview 19

Morgan Stanley

Seaspan Benchmarking Vs. Peers

	seaspan(1)	COSTAMARE INC.	danaos	SFL	GLOBAL SHIP LEASE
Fleet Size (including newbuilds)	194 Containerships	76 Containerships 45 Dry Bulk	77 Containerships	34 Containerships, 18 Tanker, 2 Energy, 6 Car Carriers, 15 Dry Bulk	65 Containerships
Age of Fleet (years)	4.9 (2)	11.1	13.3	10.9	14.9
Total TEU (000s) (including newbuilds)	~2,000	643	485	320	342
Average TEU Vessel (000s) (including newbuilds)	10.3	8.5	6.3	9.4	5.3
Newbuild TEU (000s)	847	85.4	46	n/a	n/a
Avg. Newbuild TEU Vessel (000s)	12.1	14.2	7.7	n/a	n/a
Vessel Utilization (%)	98.3%	99.3%	99.9%	n.m.	95.5%
% of Fleet under Long Term Contracts	99.6%	95.0%	80.0%	83.0%	n.m.
Average Length of Remaining Contracts	7.9	4.0	3.6	6.5	2.6
Gross Contracted Cash Flow and Backlog	18.9 (2)	3.3	2.3	3.7	1.9
Vessel Daily Opex(3)	$6,766	$5,896	$5,986	n.m.	$6,707
Revenue Growth ('19-'21)	13.6%	28.8%	24.2%	5.7%	23.7%
Revenue Growth ('21-'23)	10.2%	19.3%	15.8%	12.5%	23.3%
EBITDA Growth ('19-'21)	17.0%	30.6%	22.2%	4.6%	22.7%
EBITDA Growth ('21-'23)	14.9%	20.3%	27.8%	12.4%	36.3%
2023E EBITDA Margin	72.9%	68.2%	78.5%	67.4%	71.9%
Key Customers	6% 6% 24% 9% 9% 17% 13% 16%	Others 5% 6% 6% 28% 10% 12% 18% 15%	5% 5% 4% 5% 22% 6% 7% 15% 13% 15%	7% 11% 12% 54% 16% Container Tanker Energy Car Carrier Dry Bulk	5% 4% Other 8% 31% 6% 8% 9% 29%

Source: Latest company disclosures, including investor presentations, annual reports, and investor days; Clarksons; Capital IQ for forward growth and EBITDA estimates

Notes:
1. Seaspan data as of latest corporate development model
2. Average Age of Fleet and Gross Contracted Cash Flow and Backlog for Seaspan includes newbuilds
3. Based on FY2021 reported daily opex

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

20

Seaspan Peer Trading Multiples (1) AV / NTM EBITDA Last 10 Years; x (2) 15.0x AV / NTM EBITDA Performance Over Time Cont. Other Average Anchor Lessors Lessors 10Y 8.3x 7.9x 8.9x 5Y 7.5x 6.9x 8.7x 12.0x 3Y 7.6x 5.9x 8.9x As of (3) 7.8x 4.3x 10.2x Unaffected (3) 9.8x Current 8.4x 4.0x 9.8x Change 0.6x (0.3x) (0.4x) 9.0x Since 8% (8%) (4%) Unaffected 8.4x 6.0x 4.0x 3.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 C A ont nchor ainership Les Cont sor aisnership Les Ostor her s LessorO s ther Lessor As nchor Source: Capital IQ, Thomson Consensus Estimates Notes: 1. Market data as of September 30, 2022. Containership Lessors include Costamare, Danaos, Global Ship Lease, and SFL Corporation; Other Lessors include Aercap, GATX, Triton, and Textainer; Triton data shown post listing on July 12, 2017. 2. Represents 10-year, 5-year, and 3-year average of the median over the period prior to August 4, 2022 (Anchor’s unaffected trading date) 3. Unaffected date of August 4, 2022; today’s market data as of September 30, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 21

APR Peer Trading Multiples (1) AV / NTM EBITDA Last 10 Years; x (2) 15.0x AV / NTM EBITDA Performance Over Time Specialty General Average Anchor Rental Rental 10Y 8.3x 8.1x 5.8x 5Y 7.5x 9.5x 5.7x 12.0x 3Y 7.6x 9.8x 5.8x As of (3) 7.8x 10.5x 5.2x Unaffected 10.5x (3) Current 8.4x 10.5x 4.7x Change 0.6x (0.1x) (0.6x) 9.0x Since 8% (1%) (12%) Unaffected 8.4x 6.0x 4.7x 3.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Anchor SpecialS ty pecialty RG ent ener al al Gener Anal chor Rental Source: Capital IQ, Thomson Consensus Estimates Notes: 1. Market data as of September 30, 2022. Specialty Rental includes WillScot Mobile and McGrath Rental; General Rental includes United Rentals, Ashtead Group, H&E Equipment, and Herc Holdings; Herc Holdings data shown post listing on July 1, 2016, WillScot Mobile data shown post listing on November 30, 2018. Anchor data as of August 4, 2022, reflecting the unaffected trading day before the proposed takeover 2. Represents 10-year, 5-year, and 3-year average of the median over the period prior to August 4, 2022 (Anchor’s unaffected trading date) 3. Unaffected date of August 4, 2022; today’s market data as of September 30, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 22

Preliminary Standalone Valuation Summary | Seaspan Segment Based on Seaspan Management Forecast as of September 2022 (1) Implied Aggregate Value ($MM) (2) Discounted Cash Flow Analysis Financial Projections through 2037, $8,675 $11,600 Perpetuity Growth Rate of 0.0% - 2.0%, WACC of 7.2% - 7.9% (3) Comparable Companies Analysis $8,450 $9,500 AV / 2022E EBITDA ($1,056MM): 8.0x - 9.0x $9,050 $10,350 AV / 2023E EBITDA ($1,292MM): 7.0x - 8.0x (3) Precedent Transactions Analysis $8,400 $9,450 AV / LTM EBITDA ($1,051MM): 8.0x - 9.0x $6,000 $8,000 $10,000 $12,000 $14,000 AV / 2023E EBITDA ($1,292MM) 4.6x 6.2x 7.7x 9.3x 10.8x Source: Management Forecast Update as of September 2022 Notes: 1. Values rounded to nearest $25MM 2. Valuation as of June 30, 2022 3. EBITDA is burdened by operating lease expenses PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 23

Preliminary Standalone Valuation Summary | APR Segment Based on APR Management Forecast as of August 2022 (1) Implied Aggregate Value ($MM) (2) Discounted Cash Flow Analysis Financial Projections through 2026, $575 $775 LTM Terminal Multiple of 5.0x - 6.5x, WACC of 8.7% - 10.0% (3) Comparable Companies Analysis $250 $300 AV / 2022E EBITDA ($42MM): 6.0x - 7.0x AV / 2023E EBITDA ($123MM): 5.0x - 6.0x $625 $750 (3) Precedent Transactions Analysis $550 $725 AV / LTM EBITDA ($111MM): 5.0x - 6.5x $0 $250 $500 $750 $1,000 AV / 2023E EBITDA ($123MM) -- 2.0x 4.0x 6.1x 8.1x Source: Management Forecast as of August 2022 Notes: 1. Values rounded to nearest $25MM 2. Valuation as of June 30, 2022 3. EBITDA is burdened by operating lease expenses PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 24

Preliminary Anchor Valuation Summary | Consolidated Based on Seaspan and APR Management Forecast, Unless Noted Otherwise (1) Summary Valuation $ / Share, Unless Otherwise Noted (2) Methodology Valuation Implied Share Price ($ / Share) Total Agg. Value ($MM) Rounded to nearest $0.25 Rounded to nearest $25MM Sum-of-the-Parts Basis Low High Unaffected Price: $11.57 09/26/22 Offer Price: $15.50 (3) Discounted Cash Flow Analysis Seaspan Implied Agg. Value Range: $8,682MM - $11,603MM PGR / Terminal $11.00 $21.50 9,275 12,375 APR Implied Agg. Value Range: $582MM - $766MM Multiple Method Comparable Companies Analysis Seaspan Implied Agg. Value Range: $9,046MM - $10,338MM AV / 2023E EBITDA $12.50 $17.25 9,675 11,075 APR Implied Agg. Value Range: $617MM - $741MM Precedent Transactions Analysis Seaspan Implied Agg. Value Range: $8,405MM - $9,455MM AV / LTM EBITDA $10.00 $14.25 8,950 10,175 APR Implied Agg. Value Range: $553MM - $718MM Consolidated Basis Comparable Companies Analysis Management Case - AV / 2022E EBITDA ($1,098MM): 8.0x - 9.0x AV / 2022E EBITDA $9.25 $13.25 8,775 9,875 Street Consensus - AV / 2022E EBITDA ($1,114MM): 8.0x - 9.0x AV / 2022E EBITDA 8,900 10,025 $9.75 $13.75 Management Case - AV / 2023E EBITDA ($1,416MM): 7.0x - 8.0x AV / 2023E EBITDA $13.25 $18.00 9,900 11,325 Street Consensus - AV / 2023E EBITDA ($1,236MM): 7.0x - 8.0x AV / 2023E EBITDA 8,650 9,875 $8.75 $13.25 Precedent Transactions Analysis AV / LTM EBITDA ($1,162MM): 8.0x - 9.0x AV / LTM EBITDA 9,300 10,450 $11.00 $15.00 Reference Only (4) Sellside Analyst Price Targets (Undiscounted) $10.50 $21.00 (5) 52-Week Trading Range $10.25 $16.32 $0 $5 $10 $15 $20 $25 $30 Source: Management Forecast Update as of September 2022, Company Filings, Capital IQ as of September 30, 2022, Broker Reports, Bloomberg Notes: 1. Balance sheet items as of June 30, 2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash 2. Share price rounded to the nearest $0.25 with exception of 52-Week Trading Range equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and 3. Assumes mid-year discounting convention and June 30, 2022 valuation date; Seaspan valuation based on 15.5-year DCF; other dilutive securities as provided by Anchor management on October 3, 2022. Assumes no dilution from exchangeable notes from APR valuation based on 4.5-year DCF $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from 4. Based on 6 brokers as of August 4, 2022 (unaffected date) exchangeable notes due to net share settlement 5. Based on 52-week closing price range (as of unaffected date of August 4, 2022) PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 25

Morgan Stanley

Anchor Discounted Cash Flow Analysis | Valuation Update Bridge

Anchor Implied DCF Value per Share [1]

$ / share; (+/-) $ / share variance

	Implied DCF Share Price (Midpoint Used for Illustrative Purposes)	(+/-) $ / Share Price Variance from 09/02/22 Presentation
DCF Valuation Presented to Special Committee on 09/02/22 [2]	$16.43	
Exclusion of 4 Vessels [3] *(at 08/31/2022 Cost of Capital)*		*($0.81)*
New Industry Charter Rates and Other [3] *(at 08/31/2022 Cost of Capital)*		*$1.36*
Market Update to Cost of Capital [4]		*($1.58)*
DCF Valuation as of 10/04/22 [2]	$15.40 [5]	***($1.03)***

Source: Management Forecast Update as of September 2022, Company Filings, Capital IQ as of September 30, 2022, Broker Reports, Bloomberg

Notes:

1. Balance sheet items as of June 30, 2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on October 3, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
2. Assumes mid-year discounting convention and June 30, 2022 valuation date; Seaspan valuation based on 15.5-year DCF; APR valuation based on 4.5-year DCF
3. Based on Management Forecast as of September 28, 2022
4. Anchor Cost of Capital calculated as of September 30, 2022
5. Implied DCF midpoint value per share reflects Seaspan aggregate value at 1.0% PGR and 7.6% WACC and APR aggregate value at 5.8x terminal exit multiple and 9.3% WACC

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

26

Morgan Stanley

Illustrative DCF Sensitivity Analysis

Based on Seaspan Management Forecast as of September 2022 and APR Management Forecast as of August 2022

		Scenario			Implied Agg. Value Impact ($MM)[1]	
	Input Impacted	Downside	Base Case	Upside	*Implied Share Price Impact ($MM)*	
Discount to Industry Charter Rates (%)[2]	Existing Fleet / Growth Fleet	(20%) / (22%)	(15%) / (22%)	(10%) / (10%)	($1,007) *($3.46)*	$2,319 *$7.63*
Utilization Rates (%)[2]	Contracted Utilization / Spot Utilization	97.0% / 95.0%	98.9% / 98.9%		($1,075) *($3.69)*	
Vessel Useful Life (Years)[2]	Conventional Vessels / LNG Vessels	23 years / 25 years	25 years / 30 years		($763) *($2.61)*	
Cost of Newbuild ($MM)[2]	Base Year Capex	$117MM	$111MM		($309) *($1.05)*	
Scrap Value ($ / LWT)[2]	Residual Value	$300 / LWT	$350 / LWT		($47) *($0.16)*	
APR 70% Utilization[3]	Turbine Utilization Rate	70%	75%		($81) *($0.28)*	
APR 50% Utilization[3]	Turbine Utilization Rate	50%	75%		($402) *($1.37)*	


Downside Sensitivity
Upside Sensitivity

Source: Management Forecast Update as of September 2022

Notes:
1. Balance sheet items as of June 30, 2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on October 3, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
2. For Seaspan sensitivities, APR Aggregate Value held constant at the midpoint WACC of 9.3% and midpoint exit multiple of 5.8x
3. For APR sensitivities, Seaspan Aggregate Value held constant at the midpoint WACC of 7.6% and midpoint PGR of 1.0%

PROJECT ANCHOR
STRICTLY PRIVATE AND CONFIDENTIAL
27

Morgan Stanley

Illustrative Discounted Equity Value Analysis | Consolidated Company

AV / EBITDA Multiple; Based on Seaspan Management Forecast as of September 2022 and APR Management Forecast as of August 2022

Present Value of Future Stock Price Including Value of Dividends (1)(2)(3)


$
$30.00
$25.00
$20.00
$15.00
$10.00
12/31/2022
12/31/2023
12/31/2024
$20.18
$24.59
$21.96
9.0x
$17.14
$20.92
$18.37
8.3x
$15.77
$19.35
$16.84
8.0x
$11.17
$14.01
$11.54
7.0x

Future Implied Stock Price Including Value of Dividends (1)(2)(3)


$
$30.00
$25.00
$20.00
$15.00
$10.00
12/31/2022
12/31/2023
12/31/2024
$21.28
$28.77
$28.46
9.0x
$18.08
$24.47
$23.78
8.3x
$16.63
$22.63
$21.77
8.0x
$11.77
$16.37
$14.87
7.0x

Present Value of Future Stock Price (Incl. Value of Dividends) Calculation

	12/31/2022	12/31/2023	12/31/2024
NTM EBITDA	**1,416**	**1,899**	**2,066**
(x) Midpoint AV / EBITDA Mult.	8.3x	8.3x	8.3x
Aggregate Value	**11,751**	**15,762**	**17,151**
(-) Net Debt	(5,810)	(8,000)	(9,758)
(-) Preferred Equity	(803)	(803)	(803)
Equity Value	**5,138**	**6,959**	**6,591**
(÷) FDSO (4)	288	293	293
Implied Share Price	**$17.83**	**$23.72**	**$22.53**
(x) Discount Factor (2)	0.95	0.85	0.77
PV of Implied Share Price	**$16.90**	**$20.23**	**$17.28**
(+) PV of Dividends	$0.24	$0.69	$1.10
PV of Share Price (Incl. Div.)	**$17.14**	**$20.92**	**$18.37**

Future Implied Stock Price (Incl. Value of Dividends) Calculation

	12/31/2022	12/31/2023	12/31/2024
NTM EBITDA	**1,416**	**1,899**	**2,066**
(x) Midpoint AV / EBITDA Mult.	8.3x	8.3x	8.3x
Aggregate Value	**11,751**	**15,762**	**17,151**
(-) Net Debt	(5,810)	(8,000)	(9,758)
(-) Preferred Equity	(803)	(803)	(803)
Equity Value	**5,138**	**6,959**	**6,591**
(÷) FDSO (4)	288	293	293
Implied Share Price (Ex-Div.)	**$17.83**	**$23.72**	**$22.53**
(+) Cumulative Dividends (3)	$0.25	$0.75	$1.25
Implied Share Price (Incl. Div.)	**$18.08**	**$24.47**	**$23.78**

Source: Management Forecast Update as of September 2022, Company Filings

Notes:
1. Represents future value using NTM multiple applied to EBITDA; includes impact of cumulative future value of dividends
2. Valuation date of June 30, 2022. Represents future value as of specified date based on NTM multiple applied to EBITDA, discounted back to June 30, 2022 at a cost of equity of 11.2% assuming end of year convention for Equity Value and mid-year convention for dividends
3. Analysis assumes Anchor continues to pay out dividends to common shareholders at payout of $0.50 per share annually
4. Assumes basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement

PROJECT ANCHOR
STRICTLY PRIVATE AND CONFIDENTIAL
28

Morgan Stanley

Illustrative Valuation Matrix | Consolidated Company

Based on Seaspan Management Forecast as of September 2022 and APR Management Forecast as of August 2022 (1)

$MM, Unless Otherwise Noted

		Implied Premium / (Discount) to						AV / Revenue		AV / EBITDA		Prem. / (Disc.) to Implied DCF Share Price(4)		
	Share Price	Unaffected (8.4.2022)	52-Week High (2)	30-Day VWAP (3)	60-Day VWAP (3)	Equity Value	Agg. Value	2022E	2023E	2022E	2023E	Low	Midpoint	High
	$13.90	$11.57	$16.32	$10.85	$11.80			1,632	1,979	1,098	1,416	$11.00	$15.40	$21.44
Unaffected Price	$11.57	0.0%	(29.1%)	6.6%	(2.0%)	3,311	9,428	5.8x	4.8x	8.6x	6.7x	5.1%	(24.9%)	(46.0%)
Illustrative Anchor Share Price adjusted for (17.1%) container lessor average trading since Aug 4, 2022	$9.59	(17.1%)	(41.2%)	(11.6%)	(18.7%)	2,742	8,859	5.4x	4.5x	8.1x	6.3x	(12.8%)	(37.7%)	(55.3%)
Illustrative Anchor Share Price adjusted for (13.6%) S&P 500 trading since Aug 4, 2022	$9.99	(13.6%)	(38.8%)	(7.9%)	(15.4%)	2,857	8,974	5.5x	4.5x	8.2x	6.3x	(9.2%)	(35.1%)	(53.4%)
Current Price	$13.90	20.1%	(14.8%)	28.1%	17.8%	3,986	10,102	6.2x	5.1x	9.2x	7.1x	26.3%	(9.8%)	(35.2%)
08/04/22 Offer Price	$14.45	24.9%	(11.5%)	33.2%	22.4%	4,147	10,264	6.3x	5.2x	9.3x	7.2x	31.3%	(6.2%)	(32.6%)
09/26/22 Offer Price	$15.50	34.0%	(5.0%)	42.8%	31.3%	4,455	10,572	6.5x	5.3x	9.6x	7.5x	40.9%	0.6%	(27.7%)
	$16.00	38.3%	(2.0%)	47.4%	35.5%	4,602	10,718	6.6x	5.4x	9.8x	7.6x	45.4%	3.9%	(25.4%)
	$16.50	42.6%	1.1%	52.0%	39.8%	4,749	10,865	6.7x	5.5x	9.9x	7.7x	49.9%	7.1%	(23.0%)
	$17.00	46.9%	4.2%	56.7%	44.0%	4,896	11,012	6.7x	5.6x	10.0x	7.8x	54.5%	10.4%	(20.7%)
	$17.50	51.3%	7.2%	61.3%	48.3%	5,042	11,159	6.8x	5.6x	10.2x	7.9x	59.0%	13.6%	(18.4%)

Source: Management Forecast Update as September 2022, Company Filings, Capital IQ as of September 30, 2022

Notes:
1. Balance sheet items as of June 30, 2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on October 3, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
2. Based on 52-week closing price range (as of unaffected date of August 4, 2022)
3. Represents premium to 30-Day and 60-Day VWAP as of unaffected date of August 4, 2022
4. Implied DCF midpoint value per share reflects Seaspan aggregate value at 1.0% PGR and 7.6% WACC and APR aggregate value at 5.8x terminal exit multiple and 9.3% WACC

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

29

APPENDIX Supplemental Preliminary Valuation Materials 30

Summary of Changes to Analysis Since September 2, 2022 Special Committee Meeting § Updated Seaspan Charter Rate Forecast per Anchor Management § Removal of four 7,700 TEU Dual-Fuel LNG vessels from Seaspan § Updated delivery date of ONE Freedom vessel to October 12, 2022 § Updated Seaspan and APR cost of capital to reflect risk-free rate as of September 30, 2022 § Updated share count for incremental 8,161 shares § Updated 2022E and 2023E consensus estimates PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 31

Morgan Stanley

Seaspan Comparable Companies

Market Data As Of September 30, 2022

Company Name	Share Price ($)	% of 52-Week High (%)	Equity Value ($MM)	Agg. Val. ($MM)	Agg. Val. / EBITDA 2022E	Agg. Val. / EBITDA 2023E	Agg. Val. / EBITDA 2024E	Price / Earnings 2022E	Price / Earnings 2023E	Price / Earnings 2024E
Anchor [(1)]	**11.57**	**(29.8%)**	**3,311**	**9,427**	**8.5x**	**7.6x**	**5.8x**	**7.3x**	**6.5x**	**5.2x**
Containership Lessors										
Costamare Inc.	8.95	(50.3%)	1,112	3,241	4.2x	4.2x	4.4x	2.4x	2.3x	2.2x
Danaos Corporation	55.68	(48.2%)	1,145	1,585	2.0x	2.2x	2.0x	1.9x	2.1x	2.0x
Global Ship Lease, Inc.	15.78	(47.4%)	603	1,506	3.6x	3.4x	3.4x	2.1x	1.9x	1.8x
SFL Corporation Ltd.	9.11	(21.5%)	1,155	3,373	7.8x	7.8x	6.7x	7.1x	8.2x	5.6x
				Containership Lessors Mean	**4.4x**	**4.4x**	**4.1x**	**3.4x**	**3.6x**	**2.9x**
				Containership Lessors Median	**3.9x**	**3.8x**	**3.9x**	**2.2x**	**2.2x**	**2.1x**
Other Lessors										
AerCap Holdings N.V.	42.33	(40.7%)	10,539	57,723	9.8x	9.6x	7.5x	5.9x	5.1x	4.0x
GATX Corporation	85.15	(33.3%)	3,037	8,848	10.1x	9.5x	na	14.3x	13.0x	na
Triton International Limited	54.73	(24.3%)	3,427	12,569	7.4x	7.7x	na	4.9x	5.2x	na
Textainer Group Holdings Limited	26.86	(35.9%)	1,274	7,096	9.5x	9.7x	9.6x	4.4x	4.7x	4.9x
				Other Lessors Mean	**9.2x**	**9.1x**	**8.6x**	**7.4x**	**7.0x**	**4.4x**
				Other Lessors Median	**9.7x**	**9.6x**	**8.6x**	**5.4x**	**5.1x**	**4.4x**

Source: Capital IQ

Notes:

1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement; EBITDA and earnings projections based off Capital IQ

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

32

APR Comparable Companies Market Data As Of September 30, 2022 Agg. Val. / EBITDA Price / Earnings Share Price % of 52-Week High Equity Value Agg. Val. Company Name ($) (%) ($MM) ($MM) 2022E 2023E 2024E 2022E 2023E 2024E (1) Anchor 11.57 (29.8%) 3,311 9,427 8.5x 7.6x 5.8x 7.3x 6.5x 5.2x Specialty Rental WillScot Mobile Mini Holdings Corp. 40.33 (7.7%) 8,780 11,786 12.8x 11.6x 11.0x 29.6x 23.2x 17.6x McGrath RentCorp 83.86 (8.2%) 2,077 2,518 9.2x 8.8x 7.9x 19.3x 18.3x 15.2x Specialty Rental Mean 11.0x 10.2x 9.5x 24.5x 20.7x 16.4x Specialty Rental Median 11.0x 10.2x 9.5x 24.5x 20.7x 16.4x General Rental United Rentals, Inc. 270.12 (34.9%) 19,018 28,771 5.3x 5.0x 4.7x 8.6x 8.0x 7.1x Ashtead Group plc 45.53 (37.8%) 19,987 27,147 7.5x 6.5x 6.0x 14.6x 11.3x 10.4x H&E Equipment Services, Inc. 28.34 (44.1%) 1,038 2,009 4.2x 3.8x 3.5x 10.2x 8.4x 7.3x Herc Holdings Inc. 103.88 (48.9%) 3,192 5,660 4.7x 4.0x 3.7x 8.9x 7.3x 6.7x General Rental Mean 5.4x 4.8x 4.5x 10.6x 8.8x 7.9x General Rental Median 5.0x 4.5x 4.2x 9.5x 8.2x 7.2x Source: Capital IQ Notes: 1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement; EBITDA and earnings projections based off Capital IQ PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 33

Morgan Stanley

Maritime Precedent Transactions

AV / LTM EBITDA Multiples


x
8.4x
8.4x(1)
9.2x
9.4x(2)
6.3x
Median: 8.4x
Mean: 8.3x
10/4/2021
9/13/2021
3/8/2021
2/22/2021
1/13/2021

Target	Teekay LNG	Ocean Yield	Hoegh LNG [3]	GasLog [4]	Golar LNG Partners
Acquirer	Stonepeak	KKR	MSIP / LHC	Blackrock	New Fortress Energy
Price per Share	$17.00	$4.75 [5]	$2.76 [6][7]	$5.80 [8]	$3.55
Premium to Spot	~8%	~26%	~36%	~17%	~27%
Transaction Value	$6.2Bn (100%)	$2.3Bn (100%)	$2.1Bn (100%)	$4.4Bn (100%)	$1.9Bn (100%)
Number of Vessels	47 LNG | 30 LPG (JV)	63 (VLCCs, Tankers, Carriers, LEGs)	6 LNGCs | 6 FSRUs	33 LNGCs	6 LNGCs | 1 FLNG
% Fleet Contracted	98%	94%	67%	52%	33%
Avg. Contract Length	~10 Years	~8 Years	8+ Years	~3 Years	Not Disclosed
Charter Counterparty Credit	Investment Grade & High Yield	High Yield	Investment Grade & High Yield	Investment Grade & High Yield	Investment Grade

Source: Company Filings, Company Information, MergerMarket, Capital IQ, Refinitiv, Press Releases

Notes:
1. Enterprise value includes Hybrid Capital. LTM EBITDA adjusted for finance lease effects as of Q2 2021
2. Aggregate value includes non-controlling interest based on market value of public unitholders' ownership in GLOP as of February 19, 2021
3. Hoegh LNG includes Hoegh LNG Holding and Hoegh LNG Partners;
4. GasLog includes GasLog Ltd and GasLog Partners
5. Assumes a conversion of ~8.63 NOK per 1 USD as of September 13, 2021. Multiple reflects reported EBITDA adjusted for finance lease effects
6. Assumes a conversion of ~8.51 NOK per 1 USD as of March 8, 2021
7. Transaction for 50.40% stake in Hoegh LNG Holdings Ltd.
8. Transaction for 45% stake in GasLog Ltd.

PROJECT ANCHOR
STRICTLY PRIVATE AND CONFIDENTIAL
34

General and Specialty Rental Precedent Transactions General Rental Precedent Transactions Specialty Rental Precedent Transactions AV / LTM Adj. EBITDA (x) AV / LTM Adj. EBITDA (x) 12.0x 12.0x 11.3x 10.4x 9.1x 9.0x 9.0x 7.8x 6.7x 6.7x 6.2x (1) 5.9x 6.0x 6.0x 5.5x 3.0x 3.0x 0.0x 0.0x NES / Neff / BlueLine / Target / APR Energy / Baker APR Energy / Mobile Aggreko / General URI URI URI Fairfax Corp / Seaspan Mini / TDR & Finance / Acquirer: Holdings URI WillScot I Squared URI Date Jan-17 Aug-17 Sep-18 Oct-15 Jul-18 Nov-19 Mar-20 Mar-21 Apr-21 Announced: Deal Value ($Bn): 1.0 1.3 2.1 0.8 0.7 0.8 2.8 3.2 1.0 Notes: Greater Relevance Transaction 1. Based on FY2020 EBITDA of $127MM due to unavailability of LTM EBITDA PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 35

Morgan Stanley

Seaspan DCF Valuation | Based on Management Case

15.50 Year DCF | Perpetuity Growth Method with Illustrative PGR Range of 0.0% – 2.0%

Key Assumptions:

- Preliminary valuation date of June 30, 2022
- Seaspan management forecast as of September 28, 2022
- Illustrative WACC range of 7.2% to 7.9%
- Assume no cash taxes paid at Seaspan, per Anchor mgmt.
- Assumes terminal year capex of $1.5Bn, per Anchor mgmt.
- Terminal year D&A equal to capex
- Assumes mid-year discounting convention

Discounted Cash Flow Summary – 15.50 Year Model Based on Perpetuity Growth Method

$MM, Unless Otherwise Stated

Perpetuity Growth Rate	0.0%			1.0%			2.0%		
Discount Rate	**7.2%**	**7.6%**	**7.9%**	**7.2%**	**7.6%**	**7.9%**	**7.2%**	**7.6%**	**7.9%**
PV of Cash Flows	5,322	5,143	4,970	5,322	5,143	4,970	5,322	5,143	4,970
PV of Terminal Value	4,458	4,064	3,713	5,224	4,729	4,292	6,282	5,631	5,067
Seaspan Aggregate Value	**9,780**	**9,207**	**8,682**	**10,546**	**9,871**	**9,262**	**11,603**	**10,774**	**10,037**

Seaspan Unlevered Free Cash Flow Summary

$MM

	Management Base Case																
$MM, December Year End	**Q3 - Q4 2022E**	**FY2023E**	**FY2024E**	**FY2025E**	**FY2026E**	**FY2027E**	**FY2028E**	**FY2029E**	**FY2030E**	**FY2031E**	**FY2032E**	**FY2033E**	**FY2034E**	**FY2035E**	**FY2036E**	**FY2037E**	**Terminal**
Revenue	772	1,774	2,253	2,441	2,346	2,330	2,361	2,460	2,517	2,614	2,707	2,814	2,875	2,969	3,076	3,178	3,178
% Growth	*N.A.*	*16%*	*21%*	*8%*	*(4%)*	*(1%)*	*1%*	*4%*	*2%*	*4%*	*3%*	*4%*	*2%*	*3%*	*3%*	*3%*	
EBITDA	**538**	**1,292**	**1,759**	**1,921**	**1,829**	**1,790**	**1,795**	**1,867**	**1,901**	**1,971**	**2,045**	**2,122**	**2,170**	**2,256**	**2,357**	**2,422**	**2,422**
% Margin	*70%*	*73%*	*78%*	*79%*	*78%*	*77%*	*76%*	*76%*	*76%*	*75%*	*76%*	*75%*	*75%*	*76%*	*77%*	*76%*	*76%*
(-) Depreciation & Amortization	(238)	(544)	(702)	(757)	(772)	(800)	(824)	(862)	(891)	(922)	(935)	(968)	(996)	(1,013)	(1,001)	(991)	(1,500)
(-) Tax Expense	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
% Tax Rate	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
NOPAT	**300**	**749**	**1,057**	**1,164**	**1,056**	**990**	**971**	**1,005**	**1,010**	**1,048**	**1,110**	**1,154**	**1,175**	**1,243**	**1,357**	**1,430**	**922**
% Margin	*39%*	*42%*	*47%*	*48%*	*45%*	*42%*	*41%*	*41%*	*40%*	*40%*	*41%*	*41%*	*41%*	*42%*	*44%*	*45%*	*29%*
(+) Depreciation & Amortization	238	544	702	757	772	800	824	862	891	922	935	968	996	1,013	1,001	991	1,500
(-) Capital Expenditures	(1,265)	(2,756)	(2,181)	(493)	(720)	(698)	(752)	(807)	(987)	(913)	(1,196)	(1,034)	(1,376)	(1,772)	(1,821)	(880)	(1,500)
(-/+) Increase/Decrease in NWC	0	4	10	7	3	4	5	4	3	3	3	4	2	(2)	0	8	--
(+) Residual Value	--	--	--	--	7	14	--	14	22	40	54	35	59	189	220	156	--
Unlevered FCF	**(727)**	**(1,460)**	**(413)**	**1,434**	**1,118**	**1,109**	**1,047**	**1,079**	**939**	**1,100**	**906**	**1,126**	**856**	**671**	**757**	**1,706**	**922**

Source: Management Forecast Update as of September 2022

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

36

Morgan Stanley

APR DCF Valuation | Based on Management Case

4.50 Year DCF | Terminal Exit Multiple Method with Illustrative Multiple Range of 5.0x – 6.5x

Key Assumptions:

- Preliminary valuation date of June 30, 2022
- APR management forecast as of August 30, 2022
- Tax rate of 25% as per management guidance
- Illustrative WACC range of 8.7% to 10.0%
- Assumes mid-year discounting convention

Discounted Cash Flow Summary – 4.50 Year Model Based on Terminal Exit Method

$MM, Unless Otherwise Stated

LTM EBITDA Exit Multiple	5.0x			5.8x			6.5x		
Discount Rate	**8.7%**	**9.3%**	**10.0%**	**8.7%**	**9.3%**	**10.0%**	**8.7%**	**9.3%**	**10.0%**
PV of Cash Flows	114	111	108	114	111	108	114	111	108
PV of Terminal Value	502	488	475	577	561	546	652	634	617
APR Aggregate Value	**615**	**599**	**582**	**691**	**672**	**654**	**766**	**745**	**725**

APR Unlevered Free Cash Flow Summary

$MM

	Management Base Case					
$MM, December Year End	**Q3 - Q4 2022E**	**FY2023E**	**FY2024E**	**FY2025E**	**FY2026E**	**Terminal**
Revenue	54	205	225	232	232	232
% Growth	*N.A.*	*90%*	*9%*	*3%*	*--*	
EBITDA	**21**	**123**	**141**	**146**	**146**	**146**
% Margin	*39%*	*60%*	*62%*	*63%*	*63%*	*63%*
(-) Depreciation & Amortization	(21)	(54)	(61)	(60)	(61)	
(-) Tax Expense	(0)	(17)	(20)	(21)	(21)	
% Tax Rate	*25%*	*25%*	*25%*	*25%*	*25%*	
NOPAT	**0**	**52**	**60**	**64**	**64**	
% Margin	*0%*	*25%*	*26%*	*28%*	*27%*	
(+) Depreciation & Amortization	21	54	61	60	61	
(-) Capital Expenditures	(11)	(157)	(112)	(29)	(29)	
(-/+) Increase/Decrease in NWC	--	--	--	--	--	
Unlevered FCF	**10**	**(51)**	**9**	**96**	**96**	

Source: Management Forecast as of August 2022

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

37

Morgan Stanley

Seaspan Weighted Average Cost of Capital

Seaspan Weighted Average Cost of Capital

		WACC Calculation		
Assumption	Notes	Base	Low	High
Market Risk Premium (MRP)	Morgan Stanley Estimated Market Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate (Rf)	Spot Rate on 10-Year U.S. Treasury as of 09/30/2022	3.8%	3.8%	3.8%
Predicted Beta	Seaspan Peer Levered Beta	1.22	1.22	1.22
Sensitivity Adjustment	+/- 1.0% from Base		(1.0%)	1.0%
Cost of Equity (KE)	**Calculated Using the Capital Asset Pricing Model**	**11.2%**	**10.2%**	**12.2%**
Cost of Preferred (KP)	**Current Reported Weighted Average Cost of Preferred**	**7.6%**	**7.6%**	**7.6%**
Pre-tax Cost of Debt (KD)	Based on Indicative Cost of Debt	5.5%	5.5%	5.5%
Tax Rate (t)	Per Anchor Management	--	--	--
Post-tax Cost of Debt (KD)		**5.5%**	**5.5%**	**5.5%**
Debt / Total Capitalization	Seaspan Capital Structure	58.1%	58.1%	58.1%
Preferred / Total Capitalization	Seaspan Capital Structure	8.2%	8.2%	8.2%
Common Equity / Total Capitalization	Seaspan Capital Structure [(1)]	33.7%	33.7%	33.7%
WACC	**KE * E/(D+P+E) + KP * P/(D+P+E) + KD * (1-t) * D/(D+P+E)**	**7.6%**	**7.2%**	**7.9%**

Source: Company Filings, Capital IQ as of September 30, 2022
Notes:
1. Based on unaffected Anchor share price as of August 4, 2022

PROJECT ANCHOR

STRICTLY PRIVATE AND CONFIDENTIAL

38

APR Weighted Average Cost of Capital APR Weighted Average Cost of Capital WACC Calculation Assumption Notes Base Low High Market Risk Premium (MRP) Morgan Stanley Estimated Market Risk Premium 6.0% 6.0% 6.0% Risk Free Rate (Rf) Spot Rate on 10-Year U.S. Treasury as of 09/30/2022 3.8% 3.8% 3.8% Predicted Beta APR Peer Levered Beta 1.22 1.22 1.22 Size Premium Adjustment Size Premia - Duff & Phelps 0.7% 0.7% 0.7% Sensitivity Adjustment +/- 1.0% from Base (1.0%) 1.0% Cost of Equity (KE) Calculated Using the Capital Asset Pricing Model 11.8% 10.8% 12.8% Pre-tax Cost of Debt (KD) Based on Indicative Cost of Debt 5.5% 5.5% 5.5% Tax Rate (t) Per Anchor Management 25.0% 25.0% 25.0% Post-tax Cost of Debt (KD) 4.1% 4.1% 4.1% Debt / Total Capitalization Average of Peers 32.4% 32.4% 32.4% Common Equity / Total Capitalization Average of Peers 67.6% 67.6% 67.6% WACC KE * E/(D+P+E) + KD * (1-t) * D/(D+P+E) 9.3% 8.7% 10.0% Source: Company Filings, Capital IQ as of September 30, 2022 PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 39

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Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, tax structure is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. © Morgan Stanley and/or certain of its affiliates. All rights reserved. PROJECT ANCHOR STRICTLY PRIVATE AND CONFIDENTIAL 40